UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 8, 2005
 Date of Report (Date of earliest event reported)

AMERICAN EAGLE OUTFITTERS, INC.
 (Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation)

0-23760	13-2721761
(Commission File Number)	(IRS Employer Identification No.)

150 Thorn Hill Drive	15086-7528
Warrendale, Pennsylvania	(Zip Code)
(Address of principal executive offices)

(724) 776-4857
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 8, 2005, the Compensation Committee of the Board of Directors of American Eagle Outfitters, Inc. (the "Company") approved the Company's financial results for the fiscal year ended January 29, 2005, which resulted in the following action:

Awards under the Management Incentive Plan for Fiscal 2004

Awards of Fiscal 2004 incentive compensation, under the Company's Management Incentive Plan, to the Company's named executive officers and certain other individuals were authorized to be paid.  The incentive compensation target amounts were determined as a percentage of the executive's base salary and range from zero to 200 percent of the target based on achievement of the Company's financial goals.  Based on the Company's achievement of its financial goals for Fiscal 2004, which were based on the Company's income per common share, fully diluted, excluding certain non-recurring items, the following awards were authorized to be paid:

Name and Principal Position	Incentive Compensation Award
James V. O'Donnell Chief Executive Officer	$1,900,000
Roger S. Markfield Vice Chairman and President	$1,900,000
LeAnn Nealz Executive Vice President and Chief Design Officer	$937,500
Susan P. McGalla Executive Vice President and Chief Merchandising Officer	$784,000
Laura A. Weil Executive Vice President and Chief Financial Officer	$679,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AMERICAN EAGLE OUTFITTERS, INC.

Dated: March 14, 2005	By:	/s/ Dale E. Clifton
	Name:	Dale E. Clifton
Vice President, Controller and Chief Accounting Officer